Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ViacomCBS Inc. (formerly known as CBS Corporation) of our report dated February 15, 2019 relating to the combined financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in CBS Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

New York, New York
December 5, 2019

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